UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2015 (August 25, 2015)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
On August 27, 2015, GameStop Corp. (“the Company”) issued a press release announcing its financial results for its second quarter ended August 1, 2015. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Current Report, including the exhibit, shall not be incorporated by reference into any filing of GameStop Corp., whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth therein.

Item 8.01    Other Events.

On August 25, 2015, the Company's Board of Directors approved a cash dividend to its stockholders. The quarterly dividend of $0.36 per share of Class A Common Stock will be paid on September 22, 2015 to stockholders of record on the close of business on September 9, 2015. This announcement was included in a press release distributed on August 27, 2015. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits.

99.1        Press Release issued by GameStop Corp., dated August 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: August 27, 2015	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer

GAMESTOP CORP.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by GameStop Corp., dated August 27, 2015.